                                  EXHIBIT 99-II


                                 CORPORATE DATA



Board of Directors                   Stock Transfer Agent and Registrar:
Cei Hong Loong                       American Stock Transfer & Trust Co.
Richard N. Gray                      40 Wall Street
Martin Furner                        New York, New York  10005
Chung Cho Yee Mico
Ma Wai Mah (Catherine)


Officers                             Shareholder Relations






Auditors                             Form 10K SB

Until March 31, 1996                 Copies of Form 10-K SB as filed with
Pannell Kerr Forster                 the Securities & Exchange Commission
  of Texas P.C.                      may be obtained without charge by
                                     contacting Regal International, Inc.'s
After April 1, 1996                  Corporate Office.
Authur Anderson & Co.



Corporate Office